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[Arthur Andersen LLP Letterhead]

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to use of our report(and to all references to our firm) included in or made a part of Registration Statement No.333-62662.


/s/Arthur Andersen LLP
Arthur Andersen LLP

New York, New York
September 20, 2001